PowerBuy

Invest in one of the hottest social commerce companies disrupting a 5 trillion dollar industry


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Invest

$103.05 minimum investment

Deadline September 29, 2022
in 2 months

Share Price
$11.45

Total Raised
$20,530

Valuation
$15,951,590

4(a)(6) offering provided by Netcapital Funding Portal Inc.

Pitch   Updates   Discussion

INTRODUCTION

Imagine winning only 1% of the time. Would you keep the status quo? It sounds ridiculous to say yes; however, that's what many e-Commerce brands continue to resort to because there is no alternative to the **Buy Now** or **Add To Cart** buttons for their online checkout since the 90s.

That's why we built PowerBuy. We're a new, innovative and interactive e-Commerce checkout solution. Rather than traditional static checkouts like Buy Now & Add To Cart that are meant for a single shopper and single product, we invite shoppers to a fun & interactive checkout experience that rewards them when they check out with friends or buy multiple products, which in turn gives merchants more orders & efficiency. All of this is made possible through our patented (#10,929,873) PowerBuy checkout flow.

We believe it's time that e-Commerce becomes fun and starts rewarding shoppers for their influence and purchasing power.

Powerbuy e-Commerce checkout solution- Present and Future


Present
Add to Cart
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Future
PowerBuy
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SUCCESS TO DATE

- Served over 800+ merchants
- US Patent (#10,929,873) for PowerBuy awarded by the USPTO (Feb 2021)
- Ranked as the 16th most fundable startup by Pepperdine University in 2021
- Finalist for Unilever's social commerce competition
- Participated in a number of e-Commerce AI/ML initiatives with Amazon AWS
- PowerBuy is 1 of 26 e-Commerce Enterprise apps available on Amazon AWS Marketplace
- Rated one of the top Social Commerce apps on Shopify by Bessemer Ventures
- PowerBuy has recently expanded into Southeast Asia starting in Singapore and Indonesia
- Accepted into the 500 Global Startup Program to expand in Japan

Powerbuy success- 800+ Merchants served worldwide

800+

MERCHANT SERVED WORLDWIDE

Conducted an audit where we found that our product outperforms current industry checkout experience on average by

- Enhanced conversions
- Converts at 11.52% on average compared to the industry average of 1%
- Reduced cart abandonment
- Customers abandon their carts 26.49% of the time compared to the industry average of 75%

PEPPERDINE | GRAZIADIO BUSINESS SCHOOL

MOST FUNDABLE COMPANIES

Semi-Finalist for Pepperdine University's annual most fundable company list
Finished as 16th overall

Unilever

FINALIST

Finalist for Unilever's Social Commerce competition with potential funding opportunity with Unilever Foundry



Hired Tyler Brewer as VP of Growth of Success
(Aug 2021)

amazon pay

NEGOTIATIONS WITH AMAZON PAY

In negotiations with Amazon Pay for reseller partnership

500 startups

Accepted into the 500 Global Startup Program to expand in Japan


PowerBuy
ASIA PTE LTD

Established PowerBuy Asia PTE Ltd (Singapore) to expand PowerBuy into SE Asia with a dedicated team

LIVE NATION

SCOPE PLANNING WITH LIVE NATION

(Singapore & Indonesia)

- 3 key employees joined, led by Michael Wahlberg (formerly IBM APAC Sales Leader)
- Established commercial contract with Ayoblajar
- Established commercial contract with Kinobi


NEW
POWERBUY
WEBSITE

Launched new PowerBuy Website with new branding

POC scope planning with Live Nation (ticketmaster.com and a number of other eCommerce properties that they own)


STRATEGIC
CHANNEL
PARTNERSHIP
WITH
ARCTIC GREY

Began partnerships with strategic marketing companies to drive more enterprise merchants


PATENTED
PATENTED
PATENTED

Patent officially granted

- US Patent (#10,929,873) for PowerBuy awarded by the USPTO(Feb 2021)



PowerBuy Trademark published in (Sep 2021)


PowerBuy Enterprise

Successfully launched PowerBuy Enterprise on AWS Marketplace (Aug 2021)

PowerBuy Connect

Launched new product, PowerBuy Connect (Interactive Wishlist) (Nov 2021)

Bessemer Venture Partners

TOP SOCIAL COMMERCE APPS

Rated one of the top Social Commerce apps on Shopify by Bessemer Ventures

#1 shopify

GROUP BUYING APP

Listed as #1 app on Shopify in Group Buying Category


LP - Starboy (Vinyl)
BUY FOR $49.20

Optimized button & checkout flow experience

Powerbuy success

HOW IT WORKS

Powerbuy- How It Works



Premium Boots
Premium leather boots. Yellow cow hide. Black tough rubber. Leather laces. Foam lined interior. Made in Italy.
ADD TO CART
BUY IT NOW
Your Shopping Cart
10% OFF
20% OFF
04 : 04 : 44
Product Page
Add multiple products to meet min qty
Social Gamification
[merchant name]
Your PowerBuy Has Started
Shipping & Payment Information
Social Sharing
Moments
Collections
Pins
Trend In
Demand Aggregation



Moments
Create a Moment | View all | Share | Filters
Mom's Birthday
My Wedding
Thanksgiving 2021
BFF's Baby Shower
5th Anniversary


Collections
Create a collection | View all | Share | Filters
Gadgets
Health
Home
Outdoors
Personal

Interactive Wish List

PROBLEM

E-commerce brands spend countless hours sourcing quality products, building websites to display those products, and finding ways to deliver those products to shoppers. In addition, after they spend thousands of dollars attracting shoppers to their site, unfortunately they may only see 1% of those shoppers turn into customers. **The main culprit for the lack of transactions, the checkout flow**, hasn't been updated since the 90's.

Current e-Commerce checkout flows:

- Are old, static, non-social, non-interactive
- Convert at about 1% on avg
- See customers abandon their carts 75% of the time
- Customers are given no incentive to share
- New customers are not encouraged to join

Why does this happen?

- It's just what businesses use and are used to, they aren't aware of any other options

Powerbuy problem


Stop wasting money on Clicks, Ads
and Impressions when you can PowerBuy
Buy Now
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PowerBuy rated as one of the top Social Commerce apps on Shopify by Bessemer Ventures

SOLUTION

PowerBuy's patented (#10,929,873) checkout allows shoppers to experience a fun, innovative and interactive checkout experience that incorporates Group Buy, Multi-SKU, Gamification and Social Sharing, where they are presented with quantity based discounts which can be achieved individually or with friends.

PowerBuy's checkout solution enables e-Commerce merchants to receive:

- Enhanced conversions
  > Converts at 11.52% on average compared to the industry average of 1%
- Reduced cart abandonment
  > Customers abandon their carts 26.49% of the time compared to the industry average of 75%
- A gamified checkout experience
- Free impressions on social media through customers sharing their PowerBuy's
- Larger cart values through the Multi-SKU feature
- 6 new customers for each SKU enabled for PowerBuy

PowerBuy only takes 15 minutes to install directly to any e-commerce store on **Shopify** or **Amazon AWS**.

TESTIMONIALS

"We are so glad we added this app to our website! We have done PowerBuys before on one of our partner platforms and it worked great so we are pumped to be able to add it to our website. We have had the same success now that the app is up and running on our site. We have had the greatest help from the PowerBuy team while the app was being integrated to our Shopify. We had all of our many questions answered with speed, warmth and in-depth knowledge. They could not be more helpful! We are looking forward to continuing to work with the team and organically growing our customer base!"

"I love this app. It has helped out my online store. I am looking forward to the progression of incentives in the future. Awesome app!"

"I totally recommend you to contact PowerBuy directly to make sure you are getting the most out of this amazing app. I just installed it and have already converted a few sales."

"This has to be one of the greatest apps I've used on Shopify. I highly recommend not hesitating to use this on your online store. I noticed an increase in traffic and sales quickly. Great work. Great support. Great app."

BUSINESS MODEL

PowerBuy is a B2B software-as-a-service (SaaS) that is added onto an existing e-Commerce store as a stand-alone checkout solution.

Revenues are generated through the following:

- Monthly Subscription
  > Ranges from $3.99 - $99.99 / month
  >
  > Ranges are dependent on the amount of SKUs
- Transaction Commission
  > Ranges from 1% - 3%
  >
  > Ranges are dependent on the amount of SKUs

PowerBuy makes it easy to sign up and try risk free. We offer a 30-day Free Trial to all our merchants.

Powerbuy business model


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MARKET

Revenue from e-Commerce in the United States amounted to $431.6 billion U.S dollars in 2020. The Statista Digital Market Outlook estimates that by 2025, revenue will increase to $563.4 billion dollars.

In addition, Social Commerce sales in the United States amounted to $46.39 billion U.S dollars in 2020 and eMarketer estimates that by 2025, sales will increase to $79.64 billion dollars.

Since PowerBuy is able to be used globally, we believe the TAM is even bigger than both the e-Commerce and Social Commerce figures.

Powerbuy market


MARKET
As our true competition is Buy Now transactions, any revenue that goes through a Buy Now or Add to Cart checkout will be the market opportunity.





The Statista Digital Market Outlook estimates that by 2025, revenue will increase to **563.4 billion dollars**
eMarketer Social Commerce sales in the United States estimates that by 2025, sales will increase to **79.64 billion dollars**
$563.4 BILLION
$79.64 BILLION
2022
2023
2024
2025

PRESS

- [PowerBuy awarded US patent for Group Buying and Social Commerce Gamification] - Pr Newswire
- [PowerBuy ranked as the 16th most fundable startup (Pepperdine University)] - Pepperdine's Graziadio Business School
- [PowerBuy announces availability in AWS marketplace] - Newswire

FAQ

What is PowerBuy?

How does PowerBuy improve merchants' revenue?

What is a quantity based discount?

Why do shoppers need it?

Why do brands need it?

Why should investors be interested?

What are your competitive advantages?

Where do you see yourself in the next few years?

What key technology and IP does PowerBuy have?

TEAM



Bruce Watanabe

Founder & CEO

Bruce is serial entrepreneur who has co-founded and exited a number of technology and Internet ventures including, PowerBuy, MassGenie, SIRE Mobile (SMS Solutions), and SETA International (Global Systems Integrator & Solution Provider). With over 20+ years of leadership experience ranging from start-ups to Fortune 10 companies, Bruce is proficient in start-ups, M&A, Corporate Strategy, Business Development, Sales, and Channel Development.



Thu Truong

Founder & CTO

Thu is an experienced technology executive with more than 30 years of successfully building high traffic websites, large database sizes and real time mission critical systems in a cost effective way like Beauty Encounter, eCost & PCM. Transitioned IT from cost center into profit generator, supporting the revenue growth to $1 billion and successfully led an IT organization with broad technical management skills focused on scalable system architecture on AWS. No one knows better about PowerBuy than Thu as not only she co-founded it with Bruce, but she is the inventor and Chief Architect of the concept.



Tyler Brewer

VP of Growth & Success

Tyler has extensive go-to-market experience from his time as an early member of Uber & Snackpass where he built successful teams & organizations. We can't think of someone better to be responsible for leading PowerBuy's growth & merchant success.



Charisma Love Tejada

Operations Director

Cham has almost 15 years experience in the eCommerce industry and has extensive background in Brand Marketing, Vendor Management, Customer Service, IT Project Management and Business Analysis. At PowerBuy, she oversees all operational aspects of the company strategy, helps set strategic goals and executions and is responsible for the flow of operations information to the executive management.

USE OF PROCEEDS

If the offering's maximum amount of $1,000,501 is raised:

Use	Value	% of Proceeds
Compensation for managers	$200,000	20.0%
Sales & Marketing	$451,476	45.1%
Engineering	$300,000	30.0%
Intermediary fees	$49,025	4.9%

TERMS

This is an offering of Series CF Voting Common, under registration exemption 4(a)(6), in MassGenie , doing business as PowerBuy. This offering must raise at least $10,000 by September 29, 2022 at 8:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. PowerBuy may issue additional securities to raise up to $1,000,501, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

1,480,532 shares
× $11.45 per share

$16,952,091 implied valuation

FINANCIALS

PowerBuy's official name is MassGenie , so that's the name that appears in the statements below.

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

Form C on December 30, 2021

Form C/A on January 13, 2022

Form C/A on February 25, 2022

Form C/A on April 8, 2022

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn
- Twitter
- Facebook

UPDATES

Apr 8, 2022	Filed Form C/A
Mar 4, 2022	PowerBuy was selected by 500 Global as one of...
Feb 25, 2022	Filed Form C/A
Jan 20, 2022	PowerBuy 2021 Business Briefing & Looking Ahead...
Jan 13, 2022	Filed Form C/A
Dec 30, 2021	Primary offering of 87,380 shares at $11.45
Dec 30, 2021	Filed Form C

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